SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2002
Date of Report (Date of earliest event reported)

APOGENT TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

WISCONSIN	001-11091	22-2849508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 PENHALLOW STREET, PORTSMOUTH, NEW HAMPSHIRE 03801
(Address of Principal Executive Offices) (Zip Code)

(603) 433-6131
(Registrant’s telephone number, including area code)

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2003

APOGENT TECHNOLOGIES INC.

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson Executive Vice President— General Counsel and Secretary

APOGENT TECHNOLOGIES INC.
(THE “REGISTRANT”)
(COMMISSION FILE NO. 1-11091)

EXHIBIT INDEX
TO
AMENDMENT NO. 1 TO FORM 8-K/A
Dated December 18, 2002

Item	Description

23*	Consent of Ernst & Young LLP.

99**
Audited Combined Statement of Assets to be Acquired and Liabilities to be Assumed of the Dairy and Drugs of Abuse Testing Business of CV Holdings, LLC and CV Leasing LLC, as of December 29, 2001, and the related Combined Statement of Revenues, Direct and Allocated Cost of Products Sold, Direct and Allocated Selling, General and Administrative Expenses and Interest Expense for the year ended December 29, 2001.

*	Filed with this amendment.
**	Previously filed with original report.